Exhibit 10.10

AMENDMENT #1 TO THE EMPLOYMENT AGREEMENT DATED FEBRUARY 5, 2010 (the “Amendment”)

BETWEEN:	ENERKEM INC., a corporation under the laws of Canada, having a place of business at 1010 Sherbrooke Street West, Suite 1610, Montréal, Québec, H3A 2R7;

(hereinafter referred to as the “Corporation”);

AND:	PATRICE OUIMET, domiciled and residing at 253 Terroux, Saint-Lambert, Québec, J4R 2W3;

(hereinafter, the “Executive”);

PREAMBLE:

WHEREAS the Corporation and the Executive entered into an employment agreement dated January 5, 2010 (the “Employment Agreement”);

WHEREAS the Parties wish to amend the Employment Agreement as per the terms and conditions hereunder;

THEREFORE, the Parties agree as follows:

1.                                      DEFINITIONS

1.1                                 Capitalized terms used but not defined otherwise in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

2.                                      AMENDMENT

2.1                                 New Section 5.5 is hereby added to the Employment Agreement as follows:

“5.5.                                  Except as provided in Section 5.4, in the event of the termination of the Executive’s employment for any reason, other than termination for Cause or voluntary resignation, any options granted to the Executive under the Corporation’s stock option plan that remain unvested and that would have vested in accordance with their terms in the six (6) months following the date of such termination shall vest immediately.”

2.2                                 This Amendment, together with the Employment Agreement, as amended, constitutes the final and complete statement of the agreement between the Parties pertaining to their subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the Parties.

2.3                                 This Amendment may be supplemented, amended or modified only by the mutual agreement of the Parties. No supplement, modification or amendment of this Amendment shall be binding unless it is in writing and signed by both Parties.

2.4                                 This Amendment may be executed in one or more counterparts each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

2.5                                 This Amendment shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. Each party submits to the exclusive jurisdiction of the Québec courts, judicial district of Montréal.

IN WITNESS WHEREOF, the Parties have executed this Amendment to have effect as of February 1, 2012.

ENERKEM INC.

By:	/s/ Vincent Chornet
Name:	Vincent Chornet
Title:	President and Chief Executive Officer

/s/ Patrice Ouimet
PATRICE OUIMET